UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	20-8268625
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:    None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-140548

Securities to be registered pursuant to Section 12(g) of the Act:

Units (each Unit consists of one Common Share, no par value, and one Series A preferred share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

Apple REIT Eight, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the description of its Units (consisting of one Common Share and one Series A preferred share) to be registered hereunder that is contained under the section entitled “Description of Capital Stock” as set forth in the Registrant’s prospectus, as included in the Registrant’s Amendment No. 3 to its Registration Statement on Form S-11 (SEC File No. 333-140548), which was filed pursuant to the Securities Act of 1933 on July 19, 2007. All Units that are currently issued and outstanding are in uncertificated form.

Item 2.	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 (SEC File No. 333-140548) filed February 9, 2007)

3.2	Bylaws, as amended, of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to its Registration Statement on Form S-11 (SEC File No. 333-140548) filed May 7, 2007)

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer April 18, 2008